UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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DIGITAL ALLY, INC.
(Name of Registrant as Specified In Its Charter)

STEPHEN GANS
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Stockholder:

I am a director of Digital Ally, Inc., a Nevada corporation (the “Company”), and the beneficial owner of an aggregate of 398,587 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), representing over 17% of the outstanding shares of the Common Stock. For the reasons set forth in the attached Proxy Statement, I am seeking your support at the annual meeting of stockholders scheduled to be held at the Company’s facility located at 9705 Loiret Boulevard, Lenexa, Kansas 66219, on Thursday, June 12, 2014, at 10:00 a.m. C.D.T., including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”), for the following purposes:

1.                                      To vote AGAINST the recommendation of the other four members of the Board of Directors of the Company (the “Board”) to approve under applicable Nasdaq rules the issuance of all shares of Common Stock issuable upon conversion of the $2.0 million principal amount Senior Secured Convertible Note (the “Note”) and exercise of the Common Stock purchase warrant (the “Warrant”) issued in connection with the Company’s March 2014 private placement (the “Convertible Debt Transaction”);

2.                                      To vote AGAINST the recommendation of the other four members of the Board to approve a proposed amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of capital stock that the Company may issue from 9,375,000 to 85,000,000, of which 75,000,000 shall be classified as Common Stock and 10,000,000 shares shall be classified as blank check preferred stock (the “Charter Amendment”);

3.                                      To transact such other business as may properly come before the meeting.

I believe the Company is currently suffering from the failure by the other members of the Board to adequately educate and inform themselves about strategic financing opportunities, which has resulted in the highly dilutive Convertible Debt Transaction on terms unfavorable to the Company and detrimental to the interests of its stockholders. I believe that the more than 75% decline in the Company’s stock price since it began trading in May 2007, and particularly the 48.3% decline in the Company’s stock price since the announcement of the Convertible Debt Transaction on March 25, 2014, reflects these problems. An 807% increase in the Company’s authorized shares and the creation of a class of blank check preferred stock pursuant to the Charter Amendment also has the potential to be highly dilutive to the current stockholders of the Company and detrimental to our collective interests. The Charter Amendment could permit future issuances of Common Stock that would dilute the stock ownership of a holder seeking to effect a change in composition of the Board or contemplating a merger, tender offer or other business combination transaction involving the Company. Additional reasons are detailed in the “Reasons for the Solicitation” section in the attached Proxy Statement.

I have served as a director of the Company since May 2012, but following disagreements with the other directors over the financial and strategic direction of the Company, I was, against my wishes, not nominated for reelection at the Annual Meeting.

I recently filed a stockholder derivative lawsuit against the other members of the Board for breach of fiduciary duties to the Company and its stockholders in connection with the Convertible Debt Transaction and failure to provide information regarding allocation of resources between the Company and Infinity Energy Resources, Inc. See “Reasons for the Solicitation” in the attached Proxy Statement for more information about this lawsuit.

I urge you to carefully consider the information contained in the attached Proxy Statement and then support my efforts by signing, dating and returning the enclosed GOLD proxy card today. The attached Proxy Statement and the enclosed GOLD proxy card are first being furnished to the stockholders of the Company on or about [                 ], 2014.

All stockholders are strongly encouraged to attend the Annual Meeting. If you do not plan to attend the Annual Meeting, you are urged to sign, date and promptly return the GOLD proxy card enclosed for your convenience. The giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting.

If you have already voted in favor of approving under applicable Nasdaq rules the issuance of all shares of Common Stock issuable upon conversion of the Note and exercise of the Warrant or in favor of approving the Charter Amendment, you have every right to change your vote by signing, dating and returning a later dated proxy.

If you have any questions or require any assistance with your vote, please contact [                    ], which is assisting me, at the address and toll-free numbers listed below.

Thank you for your consideration and support.

/s/ Stephen Gans

Stephen Gans

YOUR VOTE IS IMPORTANT.

PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR GOLD PROXY CARD PROMPTLY.

2014 ANNUAL MEETING OF STOCKHOLDERS

OF

DIGITAL ALLY, INC.

PROXY STATEMENT

OF

THE STOCKHOLDER

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

Stephen Gans (the “Stockholder” or “Mr. Gans”) is a director and stockholder of Digital Ally, Inc., a Nevada corporation (the “Company”), beneficially owning over 17% of the outstanding shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”). Mr. Gans has served as a member of the Company’s board of directors (the “Board”) since May 2012, but following disagreements with the other directors over the financial and strategic direction of the Company, Mr. Gans, against his wishes, was not nominated for reelection at the Annual Meeting.

Mr. Gans believes that the Company is struggling as a result of poor leadership and mismanagement by the other four members of the Board (the “Incumbent Directors”), who currently lack the independence and industry expertise to execute a stockholder-focused, value-creating strategy. The Incumbent Directors have little or no industry expertise that is relevant to the Company’s core markets and business. The bulk of professional experience offered by the Incumbent Directors is in the areas of energy, finance, legal services and accounting, which has little to do with the Company’s business of producing digital video imaging and storage products for use in law enforcement, security and commercial applications. Mr. Gans is seeking your support at the 2014 Annual Meeting of Stockholders scheduled to be held at the Company’s facility located at 9705 Loiret Boulevard, Lenexa, Kansas 66219, on Thursday, June 12, 2014, at 10:00 a.m. C.D.T. (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”), for the following purposes:

1.                                      To vote AGAINST the proposal of the Incumbent Directors to approve under applicable Nasdaq rules (the “Nasdaq Share Cap Proposal”) the issuance of all shares of Common Stock issuable upon conversion of the $2.0 million principal amount Senior Secured Convertible Note (the “Note”) and exercise of the Common Stock purchase warrant (the “Warrant”) issued in connection with the Company’s March 2014 private placement (the “Convertible Debt Transaction”);

2.                                      To vote AGAINST the proposal of the Incumbent Directors to approve an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of capital stock that the Company may issue from 9,375,000 to 85,000,000, of which 75,000,000 shall be classified as Common Stock and 10,000,000 shares shall be classified as blank check preferred stock (the “Charter Amendment”);

3.                                      To transact such other business as may properly come before the meeting.

This Proxy Statement is soliciting proxies to vote against the foregoing proposals. The Company’s definitive proxy statement for the Annual Meeting, dated April 24, 2014 (the “Company Proxy Statement”): (i) does not disclose that Mr. Gans recommends voting against these proposals, (ii) does not disclose the better financing alternative offered by an affiliate of Mr. Gans that the Incumbent Directors rejected in favor of the Convertible Debt Financing, (iii) does not disclose the Incumbent Directors’ reasons for not re-nominating Mr. Gans to the Board, and (iv) does not disclose the substantial discount at which shares would be issued in lieu of cash to service the Note. Mr. Gans believes that the benefits to the Company and its stockholders in not approving the potentially highly dilutive Nasdaq Share Cap Proposal outweigh the disadvantages of non-approval, since the only consequence of failure to approve such proposal is that the Company must subsequently convene two special stockholder meetings seeking approval of such proposal prior to June 30, 2015 and thereafter resubmit such proposal at each annual meeting of stockholders.

Mr. Gans holds a significantly higher percentage ownership in the Company (consisting primarily of shares acquired in open market transactions) than the Incumbent Directors, who collectively own, according to the Company Proxy Statement, less than 5% of the voting stock of the Company as of March 20, 2014. Mr. Gans’s interests as a significant investor in the

Company are therefore better aligned with the interests of the Company’s other stockholders, and it is the alignment of such interests that has compelled Mr. Gans to seek your support in rejecting these proposals made by the Incumbent Directors that pose a serious threat to the financial health and prospects of the Company.

Mr. Gans is subject to an ongoing investigation by the Securities and Exchange Commission (the “SEC”) regarding possible violations by Mr. Gans of Sections 13(d) and 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rules 13d-2 and 16a-3 thereunder in connection with certain filings made by Mr. Gans with respect to purchases of the Company’s Common Stock. On May 22, 2014, Mr. Gans submitted an offer of settlement (“Offer of Settlement”) to the SEC which reflects the findings that the staff currently is willing to recommend to the SEC to resolve this matter as to Mr. Gans. Pursuant to the Offer of Settlement, Mr. Gans consents to the SEC’s issuance of an order, without admitting or denying liability, finding that Mr. Gans violated Sections 13(d) and 16(a) of the Exchange Act and Rules 13d-2 and 16a-3 promulgated thereunder, ordering that Mr. Gans cease and desist from further violations of said laws and assessing a civil money penalty in the amount of $100,000. Notwithstanding any recommendation made by the staff, the SEC may determine to reject, or accept conditioned upon changes to, the terms of the Offer of Settlement, and there can be no assurances that any actions by the SEC in this regard will not have a material adverse effect on Mr. Gans.

The Company has set the close of business on April 14, 2014 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). The mailing address of the principal executive offices of the Company is 9705 Loiret Boulevard, Lenexa, Kansas 66219. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of the Record Date, there were 2,295,551 shares of Common Stock outstanding.

THIS SOLICITATION IS BEING MADE BY MR. GANS AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY. SHOULD OTHER MATTERS BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN THOSE SET FORTH IN THE COMPANY PROXY STATEMENT, MR. GANS, AS THE PERSON NAMED AS PROXY IN THE ENCLOSED GOLD PROXY CARD, WILL VOTE ON SUCH MATTERS IN HIS DISCRETION.

MR. GANS URGES YOU TO SIGN, DATE AND RETURN THE ENCLOSED GOLD PROXY CARD TO VOTE (I) AGAINST THE NASDAQ SHARE CAP PROPOSAL AND (II) AGAINST THE CHARTER AMENDMENT.

IF YOU HAVE ALREADY SENT A WHITE PROXY CARD FURNISHED BY THE COMPANY, YOU MAY REVOKE THAT PROXY AND VOTE IN ACCORDANCE WITH EACH OF THE RECOMMENDATIONS OF MR. GANS AS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

REASONS FOR THE SOLICITATION

Mr. Gans is soliciting your support to vote (i) AGAINST the recommendation of the Incumbent Directors to approve under applicable Nasdaq rules the issuance of all shares of Common Stock issuable upon conversion of the Note and exercise of the Warrant issued in connection with the Convertible Debt Transaction, and (ii) AGAINST the Charter Amendment. Each of the foregoing proposals recommended by the Incumbent Directors has the potential to be highly dilutive to the existing stockholders of the Company, and Mr. Gans believes that voting against such proposals will serve to protect and enhance stockholder value.

Recent Private Placement of Convertible Debt Securities

On March 25, 2014, the Company announced the closing of the Convertible Debt Transaction whereby the Note was issued pursuant to a Securities Purchase Agreement, dated March 21, 2014 (the “Purchase Agreement”), between the Company and Hudson Bay Master Fund Ltd., an investment fund (the “Buyer”). The Note ranks senior to the Company’s existing and future indebtedness (other than specified existing subordinated notes) and is secured by a pledge of all of the current and future assets of the Company and its wholly owned subsidiary, Digital Ally International, Inc. The Note is convertible at any time at the option of the holder into shares of Common Stock at a conversion price of $8.55 per share, subject to full ratchet anti-dilution adjustments.  After deducting placement agent fees and other offering expenses, the net proceeds from the Convertible Debt Transaction were approximately $1,880,000.

The Note is due on March 24, 2016.  Beginning on September 24, 2014 through and including March 24, 2016 (the “Installment Dates”), the Company will pay monthly installments equal to (i) one-eighteenth (1/18th) of the original principal amount of the Note (or the principal outstanding on the Installment Date, if less) plus (ii) the accrued and unpaid interest with respect to such principal plus (iii) the accrued and unpaid late charges (if any) with respect to such principal and interest.

Payments under the Note may be made in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock. The Company’s ability to make such payments with shares of its Common Stock is subject to various conditions and certain minimum trading prices and trading volumes. Such shares will be valued, as of the date on which notice is given by the Company that payment will be made in shares, at the lower of (1) the then applicable conversion price and (2) a price that is 80.0% of the arithmetic average of the three lowest weighted average prices of the Company’s common stock during the twenty-trading day period ending two trading days before the applicable determination date.  Issuance of Common Stock in lieu of cash on each Installment Date will therefore be made at a minimum discount of 20% of the then current average market price of the Common Stock, and the discount could be easily exceed 20%.

The Warrant is exercisable initially for up to 100,000 shares of Common Stock at an exercise price of $10.00 per share, expiring on March 24, 2019. The Warrant contains full ratchet anti-dilution protection.

The full ratchet anti-dilution provisions of the Note and the Warrant, if triggered as of May 22, 2014, would be highly dilutive if the Nasdaq Share Cap Proposal is approved. Under these provisions, if the Company sells equity or equity-linked securities such as rights, warrants or options to subscribe for or purchase Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (with some exceptions) at a price below the conversion price of the Note (currently $8.55 per share) or below the exercise price of the Warrant (currently $10.00 per share), such conversion and exercise prices will be reduced to the price at which the new securities were issued, and the number of shares of Common Stock into which the Note may be converted and for which the Warrant may be exercised will correspondingly be increased. For example, if the Company issued new securities at $4.16 (the closing price of the Common Stock reported by the Nasdaq Capital Market on May 21, 2014), the conversion and exercise prices would be reduced to $4.16 and the Note would automatically become convertible into 480,769 shares of Common Stock (versus 233,918 shares of Common Stock issuable at the original conversion price), and the Warrant would automatically become exercisable for 240,385 shares of Common Stock (versus 100,000 shares of Common Stock issuable at the original exercise price). This results in an additional 387,236 shares of Common Stock being issuable to the Buyer (which represents 16.87% of the total number of shares of Common Stock outstanding as of the Record Date) with no corresponding cash or other asset being received by the Company other than the exercise price of the Warrants.

The Company is required, on or before 45 days after the closing of the Convertible Debt Transaction, to file a registration statement with the SEC covering the resale of 130% of the shares of Common Stock issuable pursuant to the Note and the Warrant, and is subject to significant monetary penalties if the registration statement is not filed, does not become effective on a timely basis, or does not remain available for use.

Mr. Gans believes the actions taken by the Incumbent Directors in connection with the Convertible Debt Transaction have had and will continue to have disastrous consequences on the capital structure of the Company and will ultimately lead to substantial dilution of the equity ownership of the Company’s current stockholders. Already the Company has lost 48.3% of its market capitalization since the announcement of the Convertible Debt Transaction on March 25, 2014. The terms of the Convertible Debt Transaction offered by the Buyer were presented to Mr. Gans, in his capacity as a member of the Board, mere hours before a meeting of the Board was called to vote on such terms. Mr. Gans found the terms offered by the Buyer to be overreaching and extremely unfavorable to the Company and its stockholders, and believed the Incumbent Directors would be acting recklessly in authorizing and approving such terms without investigation or consideration of alternative financing strategies. The Incumbent Directors rejected a more favorable financing proposal offered by Mr. Gans at the meeting on behalf of an affiliate. The rejected proposal provided for a higher note conversion premium and lower warrant coverage than the financing proposal offered by the Buyer and accepted by the Incumbent Directors. The alternative financing terms, had they been accepted, would have resulted in significantly less potential dilution to the Company’s stockholders than is likely to result from the Convertible Debt Financing. The Incumbent Directors improperly and unnecessarily excluded Mr. Gans from deliberations regarding the terms of the Convertible Debt Transaction and prohibited him from casting a vote with respect thereto. By letter to the Board dated March 6, 2014, Mr. Gans demanded that the Company cease and desist from consummating the Convertible Debt Transaction. After the Incumbent Directors failed to respond appropriately to the letter, Mr. Gans felt he had no choice but to file a stockholder derivative complaint against the Incumbent Directors for breach of fiduciary duties to the Company and its stockholders. See “—Stockholder Derivative Lawsuit” below.  The terms of the Convertible Debt Transaction impose unreasonably burdensome and draconian obligations on the Company which have been and will continue to be harmful to the Company and its existing stockholders. For net proceeds of less than $2.0 million, the Company has pledged all of its current and future assets to the Buyer, creating a substantial impediment to future debt financing. In addition, the potentially severely dilutive effects of the Note and the Warrant as well as the resources needed to file the required resale registration statement do not justify the minimal proceeds of the Convertible Debt Transaction.

Stockholder Derivative Lawsuit

On May 22, 2014 Mr. Gans filed a stockholder derivative lawsuit against the Incumbent Directors in the Eighth Judicial District Court of the State of Nevada in and for the County of Clark, Case Number A-14-701146-B.  A copy of the complaint may be obtained at http://wiznet.wiznet.com/clarknv/pages/login.jsp. The complaint alleges breach of fiduciary duties to the Company and its stockholders in connection with the Convertible Debt Transaction and conflicts of interest among the Incumbent Directors resulting from their past and present affiliations with, and ownership and other financial interests in, Infinity Energy Resources, Inc. (“Infinity”).

The Board is currently composed of five directors, the Incumbent Directors who have nominated themselves for reelection at the Annual Meeting, and Mr. Gans, who has served as a director since May 2012 and who, against his wishes, has not been nominated for reelection by the Incumbent Directors following disagreements with the Incumbent Directors over the financial and strategic direction of the Company. Mr. Gans is the only current director who is not and has never been an officer or director of Infinity.

Mr. Gans believes that none of the Incumbent Directors have demonstrated the leadership skills and independence necessary to help the Company achieve its strategic business goals. All of the Incumbent Directors have served as directors and/or executive officers of Infinity, and three of the four Incumbent Directors continue to hold senior management positions with Infinity.

Stanton E. Ross has served as the Chairman, President and Chief Executive Officer of the Company since September 2005. Concurrent with his tenure with the Company, Mr. Ross has served continuously as the Chairman of Infinity from March 1992 to the present, and, except for a hiatus of one year, has also served continuously as the President of Infinity from March 1992 to the present. Infinity is engaged in the acquisition and exploration of potential oil and gas resources in the Perlas and Tyra concession blocks offshore Nicaragua in the Caribbean Sea (the “Nicaraguan Concessions”), a business which bears no resemblance to the Company’s business, in an industry which has no relevance to the Company’s industry. While Mr. Ross claims that Infinity has not required a substantial amount of his time since it sold a substantial portion of its operating assets in late 2007, and that he devoted “most” of his time to the Company and the balance to Infinity in 2012, Infinity disclosed in its most recent quarterly report on Form 10-Q, filed with the SEC on November 5, 2013, that it had substantial operational and financial requirements that it must satisfy prior to January 2014 in order to maintain the Nicaraguan Concessions or risk forfeiture thereof. Mr. Gans believes that Mr Ross’s inability to devote his full-time attention to the affairs of the Company due to the dire situation at Infinity has contributed to the Company’s decline.

Since June 1999, Leroy C. Richie has served and continues to serve as a director of Infinity. Daniel F. Hutchins currently serves as a director and the Chief Financial Officer of Infinity and has been in the past both the personal accountant and a creditor of Mr. Ross. Elliot M. Kaplan served as a director of Infinity from July 2004 to June 2008 and has been a creditor of Infinity; in addition, Mr. Kaplan has served as the personal lawyer of Mr. Ross and has actively represented Mr. Ross in litigation and transactional matters. Mr. Gans believes that the overlap of such periods of service at Infinity and the Company and the close personal, professional and financial relationships among the Incumbent Directors speak to their inability to work and think independently of each other. The inability of the Incumbent Directors to effectively lead and manage an organization is evidenced by the distressed financial and operating condition of Infinity, which has seen a greater than 50% decline in its stock price over the past 10 years.

In its most recent quarterly report on Form 10-Q filed with the SEC on November 5, 2013 for the quarterly period ended September 30, 2013, Infinity disclosed that it has a history of losses and continues to have significant working capital deficits while continuing to experience substantial liquidity issues. Infinity also reported that it continues to incur net losses and is unable to satisfy most of its current liabilities, and there exists substantial doubt about its ability to continue as a going concern. Infinity has not filed its annual report on Form 10-K for the year ended December 31, 2013, which was due on March 31, 2014. By occupying senior management positions at Infinity over extended periods of time, the Incumbent Directors have undoubtedly played a major role in its steady decline. The financial performance, results of operation and stock price of the Company have likewise experienced a steady decline under the leadership and management of the Incumbent Directors, and the Company has underperformed in comparison to competitors in its market and relative to the scientific and technical instruments industry overall.

Beginning in November 2013 and continuing through January 2014, Mr. Gans repeatedly requested that the Board investigate Mr. Ross’s expenses and provide a report regarding those expenditures and establish appropriate protocols for expenses shared between the Company and Infinity. Mr. Ross and the other Incumbent Directors have provided no information in response to these requests, and none of the Incumbent Directors have joined Mr. Gans in this request.

Amendment to Articles of Incorporation to Increase Authorized Capital Stock and Create Blank Check Preferred Stock

The Incumbent Directors seek stockholder approval of the Charter Amendment to increase the number of authorized shares of capital stock that the Company may issue by 807%, from 9,375,000 to 85,000,000, of which 75,000,000 shares would be classified as Common Stock and 10,000,000 shares would be classified as blank check preferred stock (the “Blank Check Preferred Stock”). The Charter Amendment will create a new class of stock which currently does not exist, the Blank Check Preferred Stock.

The Company Proxy Statement states that the Incumbent Directors desire to increase the number of shares of the Company’s authorized capital stock available for issuance in the future in order to be able to (i) issue capital stock in acquisitions or strategic transactions and for other corporate purposes that may be identified by the Board in the future; (ii) issue common stock to augment the Company’s capital and increase the ownership of the Company’s capital stock; and (iii) provide incentives through the grant of stock options and restricted stock to employees, directors, officers, independent contractors, and others under the Company’s stock option plans (the “Plans”). Immediately following such increase, the Company will have approximately 72,924,436 shares of Common Stock authorized but unissued and available for issuance and 10,000,000 shares of Blank Check Preferred Stock authorized but unissued and available for issuance. At present, the Company has 2,280,553 shares of Common Stock issued and outstanding, 506,107 shares of Common Stock issuable upon exercise of options granted under the Plans, 178,438 shares of Common Stock issuable upon exercise of outstanding warrants to purchase Common Stock, and no preferred stock authorized or issued.

Upon the adoption of the Charter Amendment, the Incumbent Directors will be able to authorize the issuance of shares for the foregoing purposes and other transactions without the necessity of seeking stockholder approval to increase the authorized capital of the Company. For example, the Incumbent Directors have recently granted incentive stock options and restricted stock awards to themselves and have the authority to grant additional incentive stock options and restricted stock awards, from time to time and in amounts to be determined in their sole and absolute discretion, to themselves in the future. The significant increase in the number of authorized shares of Common Stock available for issuance would also enable the Company to issue shares of Common Stock issuable upon conversion of the Note and exercise of the Warrant that might not be issuable if the Nasdaq Share Cap Proposal is not adopted, as well as any and all shares of Common Stock issuable in connection with any other convertible security transactions that the Incumbent Directors may deem desirable in the future, which issuances could be severely dilutive to the current stockholders of the Company.

In addition to the increase in the Company’s authorized Common Stock, the Charter Amendment also authorizes the issuance of Blank Check Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board. Accordingly, upon effectiveness of the Charter Amendment, the Incumbent Directors will be authorized to issue Blank Check Preferred Stock without stockholder approval, except as may be required by applicable laws or rules. In connection with the issuance of Blank Check Preferred Stock, the Incumbent Directors would have the authority to designate and issue series of Blank Check Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of Common Stock, substantially dilute such holders’ interests in the Company and depress the price of the Common Stock. In addition, the Blank Check Preferred Stock authorized under such designation could be utilized as a method of discouraging, delaying or preventing a change of control of the Company.

Potential Anti-Takeover Effect of the Proposed Charter Amendment

The increase in the number of authorized shares of Common Stock and the adoption of Blank Check Preferred Stock pursuant to the Charter Amendment could make any attempt to gain control of the Company or the Board more difficult or time-consuming, and the availability of additional authorized and unissued shares could make it more difficult to remove current members of the Company’s management. Shares of stock could be issued by the Incumbent Directors to dilute the percentage of stock owned by any stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Nevada law with respect to a merger or other business combination involving the Company.

The subsequent issuance of additional shares of Common Stock could result in the dilution of net income per share and book value per share and the dilution of the voting rights of the Common Stock. The issuance of Blank Check Preferred Stock with voting and conversion rights determined by the Incumbent Directors may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

The Charter Amendment could have an anti-takeover effect in that additional shares could be issued in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Incumbent Directors so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Incumbent Directors and the Company’s current management could have the effect of making it more difficult to remove the Incumbent Directors and the Company’s current management, by diluting the stock ownership or voting rights of persons seeking to cause such removal, resulting in the entrenchment of the Incumbent Directors and current management.

The Charter Amendment has the potential to discourage mergers, tender offers, proxy contests, solicitations (such as the proxy solicitation contained in this Proxy Statement) or other changes in control opposed by management or the Incumbent Directors. Because issuances of authorized but unissued shares of capital stock, options, warrants and other securities convertible into shares of capital stock are made in the sole and absolute discretion of the Incumbent Directors, for such consideration as may be determined by them, and because the Incumbent Directors would have the power to fix the designation, preferences, privileges and rights of the Blank Check Preferred Stock upon effectiveness of the Charter Amendment, the Incumbent Directors could exploit the increased number of authorized shares of capital stock or the creation of the Blank Check Preferred Stock for anti-takeover purposes. The authorization of Blank Check Preferred Stock pursuant to the Charter Amendment makes it possible for the Incumbent Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company. These and other provisions may have the effect of deferring or delaying changes in control or management.

The potential anti-takeover effect of the Charter Amendment, in conjunction with the anti-takeover measures contained in the Company’s amended and restated bylaws (the “Bylaws”) discussed below, pose a substantial threat to the right of stockholders to protect their investment in the Company and have meaningful representation on the Board. Therefore, Mr. Gans believes it is in the best interests of the Company’s stockholders to vote against the Charter Amendment.

Anti-Takeover Measures in Certain Provisions of the Company’s Bylaws

Certain provisions of the Bylaws could make the removal of incumbent officers and directors, including the Incumbent Directors, more difficult. The Bylaws provide that special meetings of the stockholders may only be called by the Board, the chairman or the president, or as otherwise provided by Nevada law. Nothing under the Bylaws or Nevada law specifically provides for the right of stockholders to call special meetings for any purpose the stockholders deem advisable, including the election of directors. Neither the Bylaws nor the Articles of Incorporation of the Company provide for cumulative voting in the election of directors.

According to the Company Proxy Statement, the Bylaws provide that in order for a stockholder to nominate a director at an annual meeting, the stockholder must give timely, written notice to the Secretary of the Company and such notice must be received at the Company’s principal executive offices not less than 120 days before the date of the Company’s release of its proxy statement to stockholders in connection with its previous year’s annual meeting of stockholders. Such notice requirements, which purportedly require stockholders to provide notice over a year in advance of an annual meeting, impose significant barriers to a stockholder’s ability to timely nominate candidates for election as directors. Therefore, the right to nominate directors under the Bylaws is virtually entirely within the purview of the Board, as demonstrated by the Incumbent Directors’ decision not to re-nominate Mr. Gans to the Board after it was too late for him or any other stockholder to nominate him.

PROPOSAL ONE:

VOTE AGAINST THE PROPOSAL OF THE INCUMBENT DIRECTORS TO APPROVE UNDER APPLICABLE NASDAQ RULES THE ISSUANCE OF ALL SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTE AND EXERCISE OF THE WARRANT ISSUED IN THE CONVERTIBLE DEBT TRANSACTION WITHOUT REGARD TO THE NASDAQ SHARE CAP OR ANY ANTI-DILUTION PROVISIONS IN THE NOTE AND WARRANT

On March 24, 2014, the Company issued the Note and the Warrant to the Buyer in connection with the Convertible Debt Transaction. Each of the Note and the Warrant contains full ratchet anti-dilution protection. After deducting placement agent fees and other offering expenses, the net proceeds from the Convertible Debt Transaction were approximately $1,880,000.  As discussed in “Reasons for the Solicitation” above, Mr. Gans believes that the Convertible Debt Transaction has resulted and will continue to result in disastrous consequences to the capital structure of the Company and will ultimately lead to substantial dilution of the equity ownership of the Company’s current stockholders if the Nasdaq Share Cap Proposal recommended by the Incumbent Directors is approved by the stockholders. Mr. Gans believes that the benefits to the Company and its stockholders in not approving the potentially highly dilutive Nasdaq Share Cap Proposal outweigh the disadvantages of non-approval, since the only consequence of failure to approve such proposal is that the Company must subsequently convene two special stockholder meetings seeking approval of such proposal prior to June 30, 2015 and thereafter make such proposal at each annual meeting of stockholders.

Under Nasdaq Marketplace Rule 5635(d) (the “Private Placement Rule”), the Company is required to obtain stockholder approval prior to the issuance of Common Stock (or securities convertible into or exercisable for Common Stock) offered, sold or issued pursuant to a private offering if such issuance (i) is at a price per share that is less than the greater of the book or market value per share of Common Stock (e.g. at prices below reported trading prices) and (ii) amounts to 20% or more of the Common Stock or 20% or more of the voting power of the Company outstanding before the issuance.

In order to comply with the Private Placement Rule, the number of shares of Common Stock issuable upon conversion of the Note and upon exercise of the Warrant is currently limited to not more than 19.9% of the Company’s total shares of Common Stock outstanding immediately prior to consummation of the Convertible Debt Transaction (the “Nasdaq Share Cap”) and cannot be increased unless the Company’s stockholders approve the issuance of shares to the Buyer constituting 20% or more of the outstanding Common Stock. The Incumbent Directors are seeking stockholder approval to issue all shares of Common Stock issuable upon conversion of the Note and upon exercise of the Warrant, even if the number of shares of Common Stock issued to the Buyer upon such conversion or exercise exceeds the Nasdaq Share Cap. Absent stockholder approval, such issuances would violate the Private Placement Rule in place for the protection of stockholders.

Approval of the Nasdaq Share Cap Proposal by the stockholders could result in a significant increase in the number of shares of Common Stock which may be issued on the monthly Installment Dates and upon conversion of the Note, if the conversion price thereof is reduced pursuant to the terms of the Note, or upon exercise of the Warrant, if the exercise price thereof is reduced pursuant to the terms of the Warrant. The Nasdaq Share Cap Proposal could have a substantially dilutive effect on the Company’s stockholders and may decrease the percentage equity ownership of existing stockholders. Depending on the price at which the Common Stock is issued upon conversion of the Note or upon exercise of the Warrant, such issuance could be dilutive to the voting rights of existing stockholders and have a negative effect on the market price of the Common Stock.

Voting “AGAINST” the Nasdaq Share Cap Proposal recommended by the Incumbent Directors will limit the potentially dilutive effects of the Note and the Warrant, with no meaningful adverse consequence to the Company.

The full text of the Purchase Agreement, the Note, the Warrant, and the other Transaction Documents (as defined in the Purchase Agreement) relating to the Convertible Debt Transaction is set forth in Exhibits 10.38, 10.39. 10.40, 10.41, 10.42, 10.43, 10.44, 10.45, 10.46, 10.47 and 10.48 attached to the Company’s Form 8-K filed with the SEC on March 25, 2014, and is incorporated by reference herein.

Recommendation of the Stockholder — Proposal One

Mr. Gans recommends that you vote “AGAINST” the Nasdaq Share Cap Proposal recommended by the Incumbent Directors to approve the issuance of all shares of Common Stock issuable upon conversion of the Note and exercise of the Warrant in accordance with the respective terms thereof, which issuance would be in excess of the Nasdaq Share Cap and would, absent stockholder approval, violate the Private Placement Rule.

PROPOSAL TWO:

VOTE AGAINST THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK AND THE CREATION OF BLANK CHECK PREFERRED STOCK PURSUANT TO THE CHARTER AMENDMENT, WHICH POTENTIALLY COULD DILUTE THE ECONOMIC AND VOTING INTERESTS OF STOCKHOLDERS AND HAVE ANTI-TAKEOVER EFFECTS

The Charter Amendment will increase the Company’s authorized shares of Common Stock from 9,375,000 to 75,000,000, and the Company will be authorized to issue up to 10,000,000 shares of Blank Check Preferred Stock, which currently does not exist.

The increase in the number of authorized shares of Common Stock and the adoption of Blank Check Preferred Stock pursuant to the Charter Amendment could make any attempt to gain control of the Company or the Board more difficult or time-consuming, and the availability of additional authorized and unissued shares could make it more difficult to remove current members of the Company’s management. Shares of stock could be issued by the Incumbent Directors to dilute the percentage of stock owned by any stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Nevada law with respect to a merger or other business combination involving the Company.

The Charter Amendment authorizes the issuance of Blank Check Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board. Accordingly, upon effectiveness of the Charter Amendment, the Incumbent Directors will be authorized to issue the Blank Check Preferred Stock without stockholder approval, except as may be required by applicable laws or rules. In connection with the issuance of Blank Check Preferred Stock, the Incumbent Directors would have the authority to designate and issue series of Blank Check Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of Common Stock, substantially dilute such holders’ interests in the Company and depress the price of the Common Stock. In addition, the Blank Check Preferred Stock authorized under such designation could be utilized as a method of discouraging, delaying or preventing a change of control of the Company.

The subsequent issuance of additional shares of Common Stock could result in the dilution of net income per share and book value per share and the dilution of the voting rights of the Common Stock. The issuance of Blank Check Preferred Stock with voting and conversion rights determined by the Incumbent Directors may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

The Charter Amendment could have an anti-takeover effect in that additional shares could be issued in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Incumbent Directors so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management, including the Incumbent Directors, by diluting the stock ownership or voting rights of persons seeking to cause such removal, resulting in the entrenchment of such current management.

The Charter Amendment has the potential to discourage mergers, tender offers, proxy contests, solicitations (such as the proxy solicitation contained in this Proxy Statement) or other changes in control opposed by management or the Incumbent Directors. Because issuances of authorized but unissued shares of capital stock, options, warrants and other securities convertible into shares of capital stock are made in the sole and absolute discretion of the Incumbent Directors, for such consideration as may be determined by them, and because the Incumbent Directors would have the power to fix the designation, preferences, privileges and rights of the Blank Check Preferred Stock upon effectiveness of the Charter Amendment, the Incumbent Directors could exploit the increased number of authorized shares of capital stock or the creation of the Blank Check Preferred Stock for anti-takeover purposes. The authorization of Blank Check Preferred Stock pursuant to the Charter Amendment makes it possible for the Incumbent Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company. These and other provisions may have the effect of deferring or delaying changes in control or management.

An increase in the number of authorized shares of capital stock and the creation of a class of Blank Check Preferred Stock pursuant to the Charter Amendment would enable the Incumbent Directors to frustrate any efforts by another person to acquire a controlling interest in the Company or to seek representation on the Board.

If the Charter Amendment is approved, the Incumbent Directors will not be required to seek additional stockholder approval regarding the specific terms or other details of a specific financial transaction or series of financial transactions that would otherwise require individual stockholder approval.

The potential dilutive and anti-takeover effects of the Charter Amendment pose a substantial threat to the right of stockholders to protect their investment in the Company and have meaningful representation on the Board. Therefore, Mr. Gans believes it is in the best interests of the Company’s stockholders to vote “AGAINST” the Charter Amendment.

Recommendation of the Stockholder — Proposal Two

Mr. Gans recommends that you vote “AGAINST” the increase in the number of authorized shares of capital stock and the creation of Blank Check Preferred Stock pursuant to the Charter Amendment, which potentially could dilute the economic and voting interests of the existing stockholders and have anti-takeover effects.

VOTING AND PROXY PROCEDURES

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Stockholders who sold their shares before the Record Date (or acquired them without voting rights after the Record Date) may not vote such shares. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell shares after the Record Date.

Shares represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted AGAINST the Nasdaq Share Cap Proposal to approve the issuance of all shares of Common Stock issuable upon conversion of the Note and exercise of the Warrant, and AGAINST the Charter Amendment to increase the number of authorized shares of capital stock that the Company may issue and to create the Blank Check Preferred Stock, and, with respect to all other matters not specified in the Company Proxy Statement as may properly come before the Annual Meeting, in the discretion of Mr. Gans as the designated proxy.

QUORUM; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. For the Annual Meeting, the Bylaws provide that a majority of the outstanding shares of Common Stock as of the Record Date, represented in person or by proxy, constitutes a quorum at a meeting of the stockholders. Abstentions will be counted as present for quorum purposes.

If you are a stockholder of record, you must deliver your vote by mail or attend the Annual Meeting in person and vote in order to be counted in the determination of a quorum.

VOTES REQUIRED FOR APPROVAL

The Company Proxy Statement is silent with respect to the vote required to approve the Nasdaq Share Cap Proposal.  According to the Bylaws and Nevada law, once a quorum has been established, the affirmative vote of the holders of a majority of the shares represented at the Annual Meeting is required to approve this proposal.

The Company Proxy Statement states that the affirmative vote of the holders of a majority of the issued and outstanding Common Stock will be required to approve the Charter Amendment.

BENEFICIAL OWNER: SHARES REGISTERED IN THE NAME OF A BROKER OR BANK

If on the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. If you do not provide instructions for voting the shares that you beneficially own, the organization holding your shares cannot vote them for you against these proposals.

Mr. Gans encourages you to provide voting instructions to the brokerage firm, bank, dealer, or other similar organization that is the record holder of your shares. A number of brokers and banks enable beneficial holders to give voting instructions via telephone or the internet. Please refer to the voting instructions provided by your bank or broker. You may attend the Annual Meeting in person; however, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you provide a valid proxy from your broker, bank or other custodian.

REVOCABILITY OF PROXIES

You may revoke any proxy (whether on the Company’s white proxy card, the enclosed GOLD proxy card or any other proxy) at any time before it is voted at the Annual Meeting. In order to do this, you may:

•                  sign and return another proxy bearing a later date;

•                  provide written notice of the revocation to Thomas J. Heckman, the Secretary of the Company, prior to the time the Company takes the vote at the Annual Meeting; or

•                  attend the Annual Meeting and vote in person.

If you have submitted your vote electronically you may submit a later dated proxy or vote at the Annual Meeting which will invalidate the electronic proxy.

IF YOU WISH TO VOTE AGAINST THE NASDAQ SHARE CAP PROPOSAL TO ISSUE ALL SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTE AND EXERCISE OF THE WARRANT AND AGAINST THE CHARTER AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK AND TO CREATE BLANK CHECK PREFERRED STOCK, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by the Stockholder. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

The entire expense of soliciting proxies is being borne by the Stockholder. Costs of this solicitation of proxies are currently estimated to be approximately $[          ]. The Stockholder estimates that through the date hereof his expenses in connection with this solicitation are approximately $[          ]. The Stockholder intends to seek reimbursement from the Company of all expenses incurred in connection with this solicitation. The Stockholder does not intend to submit the question of such reimbursement to a vote of the stockholders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

There are no other participants in this solicitation other than the Stockholder.

Further Information about the Stockholder

Mr. Gans is currently a director of the Company and has served as such since May 2012, and is the beneficial owner of an aggregate of 398,587 shares of Common Stock, representing over 17% of the outstanding shares of the Common Stock. Since March 2005, Mr. Gans has served as the general partner of Gans Family Investments LLP, an investment firm focused primarily on technology, media and telecommunications. Since December 2009, Mr. Gans has served as a director and member of the Audit and Stock Option Committees of Hollywood Media Corp. (Nasdaq: HOLL), which is engaged in multiple business segments focusing primarily on online ticket sales, ad sales and the licensing and development of intellectual properties. From January 2000 until November 2008, Mr. Gans also served on the Board of Directors of City National Bancshares, the holding company of City National Bank of Florida. Mr. Gans received a B.A. in Business and a Masters in Accounting from The University of Texas at Austin in 1994. Mr. Gans holds no other public company directorships and has not held any others during the previous five years.

Other Information

Except as set forth in this Proxy Statement (including the schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting; and (xii) there are no family relationships between any participant in this solicitation and another participant in this solicitation or any current director or executive officer of the Company.

Except as set forth in this Proxy Statement, there are no material proceedings to which any participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to the Stockholder, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past 10 years.

OTHER MATTERS AND ADDITIONAL INFORMATION

Should other matters be brought before the Annual Meeting which are not contained in the Company Proxy Statement, Mr. Gans will vote on such matters in his discretion.

INCORPORATION BY REFERENCE

THE STOCKHOLDER HAS OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS INCLUDED IN THE COMPANY PROXY STATEMENT. THIS DISCLOSURE INCLUDES, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AND OTHER IMPORTANT INFORMATION. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the schedules attached hereto have been taken from, or is based upon, publicly available information.

SCHEDULE I

TRANSACTIONS OF THE STOCKHOLDER IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

All purchases and sales were made in the open market unless otherwise noted.

Date	Shares of Common Stock of the Company Acquired by Reporting Person		Average Purchase Price/share (including brokerage commissions)
May 15, 2012	2,599		$0.6300
May 23, 2012	2,310		$0.5000
May 25, 2012	20,000		$0.5000
May 25, 2012	35,000	(1)	$0.4400
May 25, 2012	25,000	(2)	$0.4400
June 22, 2012	1,868		$0.4000
June 22, 2012	500		$0.4000
June 22, 2012	250		$0.4000
August 17, 2012	131,474		$0.6240
August 20, 2012	720	(3)	$4.9630
August 21, 2012	96	(3)	$5.3880
August 23, 2012	66	(3)	$5.2690
August 24, 2012	100	(3)	$6.0200
August 31, 2012	2,490	(3)	$5.0660
September 6, 2012	10,554	(3)	$4.9330
September 7, 2012	986	(3)	$5.2200
November 1, 2012	11,271	(3)	$4.0930
November 2, 2012	9,969	(3)	$4.8040
April 30, 2013	491	(3)	$5.2570
May 3, 2013	200	(3)	$6.8250
May 30, 2013	10,000	(3)(4)	$6.0400

(1)                                 On May 25, 2012, Mr. Gans was granted 35,000 restricted shares of Common Stock under the Digital Ally, Inc. 2007 Stock Option and Restricted Stock Plan. Half of these shares (17,500 shares) vested on November 1, 2012 and the remaining half (17,500 shares) vested on May 1, 2013.

(2)                                 On May 25, 2012, Mr. Gans was granted 25,000 restricted shares of Common Stock under the Digital Ally, Inc. 2007 Stock Option and Restricted Stock Plan. 10% of these shares (2,500 shares) vested on May 24, 2013. The balance of these shares will vest as follows: 20% (5,000 shares) vest on May 24, 2014; 30% (7,500 shares) vest on May 24, 2015; and 40% (10,000 shares) vest on May 24, 2016, provided that Mr. Gans remains a member of the Company’s Board of Directors at such point in time.

(3)                                 The amount of shares beneficially owned by Mr. Gans has been adjusted to reflect the one (1)-for-eight (8) reverse stock split of the shares of the Common Stock effected August 21, 2012.

(4)                                 On May 30, 2013, Mr. Gans was granted restricted shares of Common Stock under the Digital Ally, Inc. 2013 Stock Option and Restricted Stock Plan. These shares were valued at the closing price on the date of grant and half (5,000 shares) vested on September 1, 2013 and the remaining half (5,000 shares) vested on May 1, 2014.

SCHEDULE II

The following tables are reprinted from the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 24, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 20, 2014, the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by the Company to beneficially own more than five percent of such stock. The Company has no other class of capital stock outstanding.

Security Ownership of Certain Beneficial Owners

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class

5% Stockholders (excluding executive officers and directors):
Judd Herberger Trust (1) 10881 N. Scottsdale Road, Suite 200 Scottsdale, AZ 85254-6715	167,837	6.5%

(1)                                 Based solely on a review of a Schedule 13G filed February 4, 2014 by the Reporting person.  The Form 13G reports that the Judd Herberger Trust beneficially owns 71,587 shares of common stock and 96,250 warrants to purchase common stock which are exerciseable as of the date of the Form 13G filing.

The following table sets forth, as of March 20, 2014, the number and percentage of outstanding shares of Common Stock beneficially owned by each director of the Company, each named officer of the Company, and all of the Company’s directors and officers as a group. The Company has no other class of capital stock outstanding.

Security Ownership of Management

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of Class
Executive Officers & Directors: (1)
Stanton E. Ross (2)	198,748	7.7%
Leroy C. Richie (3)	66,442	2.5%
Elliot M. Kaplan (4)	53,387	2.0%
Daniel F. Hutchins (5)	35,450	1.4%
Bernard A. Bianchino	22,473	0.9%
Stephen Gans	398,587	15.4%
Steven Phillips (6)	53,125	2.0%
Thomas J. Heckman (7)	160,013	6.2%
All officers and directors as a group (9 individuals)	988,225	38.1%

(1)                                 The address of these persons is c/o Digital Ally, Inc. 9705 Loiret Blvd, Lenexa, KS 66219.

(2)                                 Mr. Ross’s total shares include: (i) vested options to purchase 138,603 shares of common stock which includes options that vest within 60 days, and (ii) 30,000 shares of restricted common stock that vest over two years.  Mr. Ross has pledged 28,651 common shares and outstanding and exerciseable options to purchase 24,228 common shares at $8.00 per share to an individual as collateral for personal loans.

(3)                                 Mr. Richie’s total shares include: (i) vested options to purchase 33,598 shares of common stock which includes options that vest within 60 days, and (ii) 5,000 shares of restricted common stock that vest May 1, 2014.

(4)                                 Mr. Kaplan’s total shares include: (i) vested options to purchase 26,075 shares of common stock which includes options that vest within 60 days, and (ii) 5,000 shares of restricted common stock that vest May 1, 2014.  Mr. Kaplan has pledged 22,312 common shares to financial institutions as collateral for personal loans.

(5)                                 Mr. Hutchins’ total shares include: (i) vested options to purchase 22,500 shares of common stock which includes options that vest within 60 days; and (ii) 5,000 shares of restricted common stock that vest May 1, 2014.

(6)                                 Mr. Phillips’ total shares include vested options to purchase 43,125 shares of common stock which includes options that vest within 60 days.

(7)                                 Mr. Heckman’s total shares include (i) vested options to purchase 47,500 shares of common stock which includes options that vest within 60 days, (ii) 30,000 shares of restricted common stock that vest over two years, and (iii) 52,118 shares of common stock held in the Company’s 401(k) Plan (on December 31, 2013) as to which Mr. Heckman has voting power as trustee of the 401(k) Plan.

IMPORTANT

Tell the Incumbent Directors what you think! Your vote is important. No matter how many shares you own, please give Mr. Gans your proxy to vote AGAINST the Nasdaq Share Cap Proposal to approve the issuance of all shares of Common Stock issuable upon conversion of the Note and exercise of the Warrant, and AGAINST the Charter Amendment to increase the number of authorized shares of capital stock that the Company may issue and to create the Blank Check Preferred Stock, by taking two steps:

1.                                      COMPLETING, DATING AND SIGNING the enclosed GOLD proxy card, and

2.                                      MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed GOLD voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact [                    ] at the telephone numbers set forth below.

PLEASE SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED

DIGITAL ALLY, INC.

2014 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF STEPHEN GANS

THE BOARD OF DIRECTORS OF DIGITAL ALLY, INC.

IS NOT SOLICITING THIS PROXY

The undersigned appoints Stephen Gans as attorney and agent with full power of substitution to vote all shares of common stock of Digital Ally, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2014 Annual Meeting of Stockholders of the Company scheduled to be held at the Company’s facility located at 9705 Loiret Boulevard, Lenexa, Kansas 66219, on Thursday, June 12, 2014, at 10:00 a.m. C.D.T. (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and, with respect to any other matters as may properly come before the Annual Meeting, in the discretion of the persons named as proxies.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “AGAINST” PROPOSAL ONE AND “AGAINST” PROPOSAL TWO.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

PLEASE VOTE TODAY!

PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED

☒ Please mark vote as in this example.

MR. GANS STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” PROPOSAL 1 AND “AGAINST” PROPOSAL 2.

1.             Vote AGAINST the Nasdaq Share Cap Proposal recommended by the Incumbent Directors to approve the issuance of all shares of Common Stock issuable upon conversion of the Note and exercise of the Warrant issued pursuant to the Convertible Debt Transaction, without the need for the Nasdaq Share Cap or any restriction on any anti-dilution provisions in the Note and Warrant.

2.             Vote AGAINST the Charter Amendment recommended by the Incumbent Directors to increase the number of authorized shares of capital stock that the Company may issue from 9,375,000 to 85,000,000, of which 75,000,000 shares shall be classified as Common Stock and 10,000,000 shares shall be classified as Blank Check Preferred Stock.

Proposal 1. The approval under applicable Nasdaq rules of the issuance of all shares of Common Stock issuable upon conversion of the Note and exercise of the Warrant issued pursuant to the Convertible Debt Transaction, without the need for the Nasdaq Share Cap or any restriction on any anti-dilution provisions in the Note and Warrant.

AGAINST	FOR	ABSTAIN

☐	☐	☐

Proposal 2. The proposed amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of capital stock that the Company may issue from 9,375,000 to 85,000,000, of which 75,000,000 shares shall be classified as Common Stock and 10,000,000 shares shall be classified as Blank Check Preferred Stock.

AGAINST	FOR	ABSTAIN

☐	☐	☐

In his discretion, the proxy is authorized to vote upon such other business not disclosed in the Company’s Proxy Statement dated April 24, 2014 that may properly come before the 2014 Annual Meeting.

Signature of stockholder:	Date:

Signature of stockholder:	Date:

NOTE: Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.